Exhibit 10.3
FORM OF AWARD FOR SECTION 16 OFFICERS

Global Addendum
Global Information for the GE HealthCare Technologies Inc. (“GE HealthCare” or “Company”) 2023 Long-Term Incentive Plan (the “Plan”)
January 2023
This Addendum provides additional terms and conditions of your grant in Section A and specific additional information that applies to residents of the countries listed below in Section B. Capitalized terms not defined in this Addendum shall have the meaning set forth in the Plan or the GE HealthCare Stock Option Grant Agreement, GE HealthCare Restricted Stock Unit Grant Agreement, or GE HealthCare Performance Stock Unit Grant Agreement (collectively, the “Grant Agreements”), as applicable. References in this Addendum to “UBS Financial Services” shall apply equally to any successor broker designated by the Company, at its discretion. Further, to the extent specified herein, provisions in this Addendum shall apply to stock options (“Options”), restricted stock units (“RSUs”) and performance stock units (“PSUs”, and together with Options and RSUs, “Awards”) granted both on or after the date of this Addendum. The parties acknowledge that it is their express wish that this Addendum, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly to indirectly hereto, be provided to them in English.
A.    General Provisions Applicable to All Grantees.
You acknowledge that you have received materials describing the Plan and its terms and conditions, and that you understand the description of the Plan and agree to its terms and conditions. Accordingly, you should understand that the grant GE HealthCare is making is subject to the Plan, is unilateral and discretionary, and that GE HealthCare reserves the absolute right to amend and/or discontinue the Plan or the Award at any time without any liability to you. You acknowledge that Award grants under the Plan are occasional and that receipt of a given grant does not create any contractual or other right to receive future grants or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Awards and underlying shares is unknown and unpredictable.
You acknowledge and accept that taking part in the Plan is outside the terms of your regular employment and is not part of normal or expected compensation for any purpose, including, but not limited to, calculating severance, resignation, termination, redundancy or similar payments. This invitation to participate in the Plan and any subsequent acquisition of shares does not establish a labor relationship between you and GE HealthCare, and it does not establish any rights between you and your employer. You also acknowledge that the termination of your employment under any circumstances will not give you any claim or right of action against GE HealthCare or its Affiliates with respect of any loss of any Award or other benefit under the Plan.
You also acknowledge that the tax and legal rules that apply to the Plan may change from time to time and that GE HealthCare is not responsible for providing updated tax information to you. You should understand that there may be personal tax payment and reporting obligations that could result from the grant, vesting, and exercise of Awards and the sale of shares and the payment of any dividends or dividend equivalent payments that you receive through the Plan. Please note that GE HealthCare is not providing tax or regulatory advice and you should discuss potential tax or regulatory issues with your personal advisor. You further understand that neither GE HealthCare nor any of its Affiliates are responsible in any circumstance for your individual tax, foreign exchange control or other legal obligations arising from your participation in this Plan. Prior to the applicable taxable event, you shall pay or make adequate arrangements satisfactory to GE HealthCare and/or your employer to satisfy all withholding (including income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”)) and payment on account obligations of GE HealthCare and/or your employer. In this regard, you authorize GE HealthCare and/or your employer to withhold all applicable taxes legally payable by you from your wages or other cash compensation paid to you by GE HealthCare and/or your employer or from proceeds of the sale of shares sold on your behalf and at your direction pursuant to this authorization. In addition, you authorize GE HealthCare and/or your employer to withhold applicable taxes by withholding in shares issuable to you pursuant to the Award. If the obligation for taxes is satisfied by withholding a number of whole shares as described herein, you will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the applicable taxes. Further, if you have become subject to tax (including, without limitation, social security contributions or the like) in more than one jurisdiction between the date of grant and the date of any relevant taxable event, you acknowledge that GE HealthCare and/or your employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction. You agree to hold GE HealthCare and/or your employer (or former employer, as applicable) harmless in this respect.
You authorize GE HealthCare and your employer to deliver information about the Plan to you electronically through email or other web-based or electronic information delivery systems. You further authorize future Plan transactions to occur electronically through web-based or electronic systems or through other designated means.

If you are granted Options under the Plan, you understand that you are prohibited from tendering any other shares you may hold to pay the exercise price of the Option.
You understand that the Grant Agreements are interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law, including securities laws. In the event such laws cannot apply, local law will apply.

Please note that, unless otherwise stated in the Country Specific Provisions of Section B below, any restrictive covenants and/or clawback provisions in the Grant Agreements, such as Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement, Section 8 of the Stock Option Grant Agreement (“Alteration/Termination”), Section 9 of the Restricted Stock Unit Grant Agreement (“Alteration/Termination”), and Section 9 (“Alteration/Termination”) of the Performance Stock Unit Grant Agreement, shall apply to you to the extent permitted by applicable law. Notwithstanding any language in the Grant Agreements or this Addendum to the contrary, however, you understand and agree that, to the extent you have an employment agreement or other agreement with your local employer outside the United States, any restrictive covenants and/or clawback provisions in the Grant Agreements, whether or not revised by this Addendum, shall only apply to the extent these provisions are consistent with the applicable provisions of your employment agreement. To the extent the applicable provisions of your employment agreement are inconsistent with the provisions in the Grant Agreements, the terms in your employment agreement will apply to you.
GE HealthCare reserves the right to impose other requirements on your participation in the Plan, on the Options, RSUs or PSUs and on any shares acquired under the Plan, to the extent GE HealthCare determines it is necessary or desirable in order to comply with or take advantage of local regulations or the like, or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
B.    Country Specific Provisions.
Algeria
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Argentina
The Awards granted pursuant to the Plan and the shares which may be purchased upon exercise of the Option or acquired upon vesting of the RSUs or PSUs are offered in a private transaction and are not subject to the supervision of any Argentine governmental authority. This is not an offer to the public.
Australia
Please consult the Australia Addendum and Offer Documents for Options and RSUs (which have been provided to you separately, as applicable) for additional terms and information applicable to your grant.

Bangladesh
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Belgium
Please consult the Belgium Addendum for additional terms applicable to your Options.
Brazil
The definition of “Cause” is revised in its entirety to read as follows:

“For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Canada
Any forfeitures of Awards under the Grant Agreement upon an involuntary termination of employment must occur in accordance with minimum standards employment legislation, if applicable.
By accepting the Awards subject to the Grant Agreements through the UBS Financial Services portal (or its successor), you declare that you expressly agree with the provisions regarding termination of employment described in the Plan, the Grant Agreements (including, but not limited to, Section 2 of the Grant Agreements) and the special terms and conditions set forth in this Global Addendum.
In accordance with subsection 110(1.9) of the Income Tax Act (Canada) (the “Act”), notice is hereby given by GE HealthCare that the shares to be issued in respect of stock option awards in excess of the CAD $200,000 limit are non-qualified securities for purposes of the Act.

For Residents of Quebec:
The parties acknowledge that it is their express wish that this Addendum, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly to indirectly hereto, be provided to them in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Chile
Neither the Company nor the shares that you may receive pursuant to your Awards are registered with the Registry of Securities or under the control of the Chilean Superintendence of Securities.
China
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.

Also, due to local legal requirements, shares acquired through RSU or PSU vesting must be maintained in the UBS Financial Services account until the shares are sold through UBS Financial Services with the net sales proceeds being paid to you through your current or most recent PRC employer. As a condition of the grant of RSUs or PSUs, to the extent that you hold any shares on the date that is six-months after the date of your termination of active employment with GE HealthCare and its subsidiaries and Affiliates, you authorize UBS Financial Services (or any successor broker designated by GE HealthCare) to sell such shares on your behalf at that time or as soon as is administratively practical thereafter. It, however, remains your responsibility to ensure that such shares are sold by such six-month deadline, and you acknowledge and agree that GE HealthCare is not responsible or liable for ensuring any particular price received in connection with the sale of such shares.

Under local law, you are required to repatriate to China the proceeds from your participation in the Plan, including proceeds from cashless option exercises, the sale of shares acquired through RSU or PSU vesting and any dividends or dividend equivalents paid to you in relation to RSUs or PSUs through a special exchange control account established by GE HealthCare or one of its subsidiaries or Affiliates in China. You hereby agree that any proceeds from your participation in the Plan may be transferred to such special account prior to being delivered to you through your current or most recent PRC employer. Further, if the proceeds from your participation in the Plan are converted to local currency, you acknowledge that the Company (including its subsidiaries and Affiliates) are under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any currency conversion rate fluctuation between the date that your proceeds are delivered to the special exchange control account and the date of conversion of the proceeds to local currency.

To comply with requirements imposed by the State Administration of Foreign Exchange (SAFE), to the extent that, under your GE HealthCare Stock Option Grant Agreement, you may exercise any Options after your termination of employment with GE HealthCare and its subsidiaries and Affiliates, you shall be permitted to exercise such Options for the shorter of the period set forth in your GE HealthCare Stock Option Grant Agreement and six months from the date of your termination of active employment; six months following the termination of your active employment with GE HealthCare and its subsidiaries and Affiliates, any unexercised Options shall immediately expire.

GE HealthCare reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable local laws in China.

If you are not a PRC national, the above provisions may not apply to you, to the extent determined by SAFE or its local branch office in accordance with local laws.

The definition of “Cause” is revised in its entirety to read as follows:

“For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of his/her employment agreement or any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

For the avoidance of doubt, in addition to the definition of Retirement contained in the applicable Grant Agreement and Plan, Retirement shall also include any earlier compulsory retirement under local law.

Colombia

Securities Law Acknowledgement. The shares underlying the Awards are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the shares may not be offered to the public in Colombia. Nothing in the Grant Agreements should be construed as making a public offer of securities in Colombia. In the event that GE HealthCare, in its sole discretion, determines that the offer of Options, RSUs and PSUs in Colombia may constitute a “public offer of securities” under Law 964 of 2005, you understand and agree that GE HealthCare may, in its sole discretion, cease to offer participation in the Plan in Colombia. In the event that GE HealthCare exercises its discretion to cease offering the Plan in Colombia, you will no longer be permitted to participate in the Plan as of the date established by GE HealthCare.

Czech Republic
The paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Denmark
The global termination provisions under the Plan will apply for all grants. The relevant termination provisions are detailed in the applicable Grant Agreements and the Employer Statement for Options, Employer Statement for RSUs, and Employer Statement for PSUs, as provided separately to you.
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Ethiopia

Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
European Economic Area
Please consult the addendum addressing the EU Prospectus Regulation for additional information on your grant, which is attached hereto as Appendix A, and the notice addressing the EU General Data Protection Regulation, which is attached hereto as Appendix B and which replaces any data provision consent in any grant documentation.

France
The definition of “Cause” is revised in its entirety to read as follows:

“For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes in particular, but not limited to, the following justifications qualifying as a real and serious cause for dismissal : (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Germany
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement is revised in its entirety to read as follows:

”During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (the “Restriction Period”), the Grantee will not, without prior written approval from the Committee (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) recommend or cause a Restricted Person to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Grantee’s termination of employment with the Company and its Affiliates, a Restricted Person; or (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. Except for the data related restrictions which apply indefinitely, the non-solicitation restrictions set forth above do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.”

Hong Kong
Tax Election. Please note that the Company is required to report any gain realized on the exercise of Options and grants of RSUs or PSUs to the Hong Kong Inland Revenue Department (“IRD”). It is a condition of the grant that you agree to make appropriate filings with the IRD and to make an election to be taxed on a deemed exercise basis for all Option grants and on a deemed vested basis for all RSU and PSU grants. If you are in any doubt about your tax reporting obligations in Hong Kong, you should obtain independent professional tax advice.
Securities Law Notice. The Awards and any shares issued pursuant to the Awards do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries and Affiliates. The Grant Agreements, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Awards and any related documentation are intended only for the personal use of each eligible employee of the Company or its subsidiaries and Affiliates and may not be distributed to any other person. The contents of the Grant Agreements, including this Addendum and the Plan, have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Grant Agreements, including this Addendum, or the Plan, you should obtain independent professional advice.
Hungary
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

India

Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Agreement is revised in its entirety to read as follows:

”During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (the “Restriction Period”), the Grantee will not, without prior written approval from the Committee: (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Grantee’s termination of employment with the Company and its Affiliates, a Restricted Person; (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates; or (d) the Grantee will not, whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate any vendor, service provider or customer of the Company or its Affiliates, or interfere with or endeavor to interfere with any contract, arrangement, understanding or agreement or renewal of any of them, entered into by the Company or its Affiliates with such vendors, service providers and/or customers.”
The definition of “Cause” is revised in its entirety to read as follows:
“For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, embezzlement, theft, misconduct or for any incident of workplace harassment; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Indonesia

Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Ireland
If you are director, shadow director or secretary of an Irish subsidiary of GE HealthCare who owns more than a 1% interest in GE HealthCare, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the secretary of the Irish subsidiary in writing when you receive an interest (e.g., Options or shares) in GE HealthCare and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell shares acquired through the exercise of Options or pursuant to any other Award granted under the Plan. You must notify the secretary of the Irish subsidiary of the acquisition or disposal of an interest in shares within five days following the day of acquisition or disposal of the interest in shares. These notification requirements also apply to any rights or shares acquired by your spouse or children under the age of 18.
Israel
Due to local tax requirements, GE HealthCare mandates that your Option must be exercised pursuant to a broker-assisted cashless method of exercise.

Shares acquired through RSU and PSU vesting must be maintained in the UBS Financial Services account until the shares are sold through UBS Financial Services with the net sales proceeds being paid through your current or most recent Israeli employer.
The obligation to maintain any shares acquired through RSU and PSU vesting will apply even when you leave GE HealthCare. Your current or most recent Israeli employer will withhold the applicable Israeli taxes and any other applicable compulsory payments such as national insurance and health tax prior to transferring to you the sale proceeds. Sales which occur subsequent to the termination of GE HealthCare employment will be subject to the highest applicable withholding rate. Upon termination of employment, your Israeli employer may require you to provide a guarantee for the cash payment upon the sale of the shares.

Italy
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Malaysia
If you are a director of a Malaysian Affiliate of GE HealthCare, you are subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive an interest (e.g., Options, RSUs, PSUs, or shares) in GE HealthCare or any related companies. In addition, you must notify the Malaysian Affiliate when you sell any shares or any related company (including when you sell shares acquired through exercise of your Option or pursuant to any other Award granted under the Plan). Additionally, you must also notify the Malaysian Affiliate of GE HealthCare if there are any subsequent changes in your interest in GE HealthCare or any related company. These notifications must be made within 14 days of receiving, acquiring or disposing of any interest in GE HealthCare or any related company.
Mexico
In accepting the Awards granted under the Plan, you expressly recognize that GE HealthCare, with registered offices at 500 W. Monroe Street, Chicago, IL 60661 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and your acquisition of shares does not constitute an employment relationship between yourself and GE HealthCare since you are participating in the Plan on a wholly commercial basis and your sole employer is the applicable GE HealthCare Affiliate in Mexico (“GE HealthCare-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from your participation in the Plan do not establish any rights between yourself and your employer, GE HealthCare-Mexico, and do not form part of the employment conditions and/or benefits provided by GE HealthCare-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Al aceptar los premios bajo el Plan, usted expresamente reconoce que GE HealthCare, con sus oficinas registradas en 500 W. Monroe Street, Chicago, IL 60661 U.S.A., es el único responsable de la administración del Plan y que su participación en el Plan y su adquisición de acciones no constituyen una relación de empleo entre usted y GE HealthCare. Usted está participando en el Plan a nivel comercial y su único empleador es la compañía correspondiente afiliada a GE HealthCare en México ("GE HealthCare-México"). Basado en lo anterior, usted expresamente reconoce que el Plan y los beneficios que le corresponden a usted por su participación en el Plan no establecen derechos entre usted y su empleador, GE HealthCare-México, y no forman parte de las condiciones de empleo ni de los beneficios otorgados a usted por GE HealthCare-México. Cualquier cambio en el Plan o la suspensión del mismo no constituye un cambio ni un impedimento de sus términos y condiciones de empleo.
The following language replaces Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement in its entirety:

“During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (the “Restriction Period”), the Grantee will not, without prior written approval from the Committee: (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Grantee’s termination of employment with the Company and its Affiliates, a Restricted Person; or (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.

In addition, the Grantee agrees that during the Restriction Period, the Grantee will not, without prior written approval from the Committee, whether directly or indirectly, perform activities or services in the Restricted Area for any Competitive Company which: (a) are similar in nature to the activities and services the Grantee performed for the Company or its Affiliate (or gained confidential information about, as described in the Employee Innovation and Proprietary Information Agreement or “EIPIA”) during the last two years of Grantee’s employment; and/or (b) will include Grantee working on products or services that are competitive with the products or services the Grantee worked on during the last two years of Grantee’s employment with the Company or its Affiliate. The term “Competitive Company” means any company or other third party that provides products and services that are competitive with the Company or its Affiliates. The term “Restricted Area” means for any Grantees in the Executive Band on the Grant Date, the area in which the Grantee is performing the majority of his or her duties for the Company, and for Grantees in the Executive Director and above Bands on the Grant Date, the country in which the Grantee is based, in each case where the Company or its Affiliate has substantial business operations as of Grantee’s termination of employment and in which the Grantee has provided services, had a material presence or influence, or received confidential information about (as described in the EIPIA and any other confidentiality agreements signed by Grantee) at any time during the last two years of the Grantee’s employment with the Company or its Affiliate. The Grantee understands and agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company or its Affiliate, the foregoing Restriction Period and Restricted Area are reasonable and appropriate to protect the Company’s legitimate business interests and goodwill.

Furthermore, during the Grantee’s employment with the Company or its Affiliate, and for all periods thereafter, the Grantee will not breach his or her EIPIA or otherwise disclose the Company’s or Affiliate’s non-public information.

The Grantee agrees that any breach by him or her of the foregoing obligations inevitably would cause substantial and irreparable damage to the Company and its Affiliates for which money damages may not be an adequate remedy. Accordingly, the Grantee agrees that the Company and its Affiliates will be entitled to an injunction and/or other equitable relief, to prevent the breach of such obligations. The Grantee also agrees to indemnify and hold the Company and its Affiliates harmless from any loss, claim or damages, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Grant Agreement, as well as repay any payments made hereunder (regardless of whether the Award is vested), except to the extent that such reimbursement is prohibited by law.

The Grantee agrees that the payment and benefits provided for in the Grant Agreement constitute fair and reasonable consideration for Grantee’s compliance with this section”.

The following language replaces Section 8 (“Alteration/Termination”) of the Stock Option Grant Agreement, Section 9 (“Alteration/Termination") of the Restricted Stock Unit Grant Agreement, and Section 9 (“Alteration/Termination") of the Performance Stock Unit Grant Agreement, in its entirety:

“Under the express terms of this Grant Agreement, the Committee shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate any Award without the consent of the Grantee. Furthermore, if the Company determines in its sole discretion that the Grantee has engaged in conduct that (a) constitutes a breach of this Grant Agreement, the EIPIA or any other confidentiality, non-solicitation, or non-competition agreement with the Company or its Affiliates, (b) results in (or has the potential to cause) material harm financially, reputationally, or otherwise to the Company or its Affiliates or (c) occurred prior to the Grantee’s termination of employment and would give rise to a termination for Cause, any unexercised portion of the Option or any unvested RSUs or PSUs shall be cancelled immediately, and any amounts previously conveyed under this Grant Agreement shall be subject to recoupment to the extent permitted under local law. In any event, the Award provided under this Grant Agreement shall be further subject to the Company’s policy with respect to compensation recoupment, as in effect and amended from time to time, to the extent permitted under local law. The Grantee agrees that the Company may take any such actions as are necessary to effectuate recoupment or applicable law without further consent or action being required by the Grantee, including issuing instructions to any Third-Party Administrator to (i) hold the Grantee’s shares and other amounts acquired under the Plan and/or (ii) reconvey, transfer, or otherwise return such shares and other assets to the Company. Also, the Award shall be null and void to the extent the grant of the Award or the exercise or vesting thereof is prohibited under the laws of the country of residence of the Grantee.

The definition of “Cause” is revised in its entirety and shall include: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Morocco
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
You understand and agree that your Awards are granted as an incentive, for investment purposes, and to employees only.
Mozambique
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
New Zealand
You are being offered an opportunity to participate in the Plan. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013, you are hereby notified that, you have the right to receive, free of charge, a copy of GE HealthCare’s latest annual report and a copy of the relevant financial statements of GE HealthCare. Such documents are available for your review on GE HealthCare’s external and/or internal sites at the web addresses listed below. In addition, in connection with the opportunity to participate in the Plan, you are being provided with a copy of the Plan, Grant Agreements, and the Plan Prospectus via the UBS Financial Services portal.
        1.    The Company’s most recent annual report
Once filed, this can be found at
https://investor.gehealthcare.com/financial-information/sec-filings
        2.     The Company’s most recently published financial statements:
https://investor.gehealthcare.com/financial-information/sec-filings

Warning

This is an offer of Options, RSUs or PSUs. If the Options are exercised or the RSUs or PSUs vest and you receive shares in GE HealthCare, the shares will give you a stake in the ownership of GE HealthCare. You may receive a return if dividends are paid.

If GE HealthCare runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

GE HealthCare’s shares are listed on Nasdaq. This means you may be able to sell GE HealthCare’s shares, if received with respect to the Options, RSUs or PSUs, on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for GE HealthCare’s shares.

Pakistan
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Poland
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Portugal

Securities Law Information. The addendum for the EU, attached hereto as Appendix A, does not apply to your grant of Awards because the grant is not being made pursuant to the employee share scheme exemption under the EU Prospectus Regulation.
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Russia

You acknowledge that the grant of Awards, the Plan and all other materials you may receive regarding participation in the Plan do not constitute an advertising or offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
You further acknowledge that in no event will shares that may be issued to you with respect to the RSUs and PSUs be delivered to you in Russia; all shares issued to you with respect to the RSUs and PSUs will be maintained on your behalf in the United States.
You are not permitted to sell shares directly to a Russian legal entity or resident.
Saudi Arabia
This document, and any other document relating to the offer of Awards under the Plan, may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, or of any other document relating to the offer of Options or RSUs under the Plan, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document, the Plan or any other document relating to the offer of Awards under the Plan. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document or any other document relating to the offer of Awards under the Plan, you should consult an authorized financial adviser.

Singapore
If you are a director, associate director, shadow director or chief executive officer of a Singapore Affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Affiliate in writing when you receive an interest in shares (e.g., Options, RSUs, PSUs or shares) in GE HealthCare or any related companies. In addition, you must notify the Singapore Affiliate when you sell shares of GE HealthCare or any related company (including when you sell shares acquired through the exercise of your Option or pursuant to any other Award granted under the Plan) or if there is any change in the particulars of your interest. These notifications must be made within two business days of acquiring or disposing of any interest in shares of GE HealthCare or any related company or any change in any particulars of your interest. In addition, a notification must be made of your interests in shares of GE HealthCare or any related company within two business days of becoming a director or chief executive officer, as applicable.

South Africa
Optionees who wish to perform share purchase exercises must obtain local HR and legal approval (including Bank approval) before a share purchase exercise will be transacted.
Spain
No Special Employment or Similar Rights. You understand that GE HealthCare has unilaterally, gratuitously, and discretionally decided to distribute Awards under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind GE HealthCare or any of its Affiliates presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of your Option, RSU or PSUs grants. Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with GE HealthCare or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Awards and underlying shares is unknown and unpredictable. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Awards shall be null and void and the Plan shall not have any effect whatsoever.
Further, the Awards provide a conditional right to shares and may be forfeited or affected by your termination of employment, as set forth in the Grant Agreements. For avoidance of doubt, your rights, if any, to the Awards upon termination of employment shall be determined as set forth in the Grant Agreements, including, without limitation, where (i) you are considered to be unfairly dismissed without good cause; (ii) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition; or (iv) you terminate service due to the Company’s or any of its subsidiaries or Affiliates’ unilateral breach of contract. Consequently, the termination of your employment for any of the above reasons shall be deemed an “Other Termination of Employment” or any termination other than an enumerated termination circumstance under your Grant Agreements, unless otherwise determined by the Company, in its sole discretion.

Securities Law Notice. The Awards granted under the Plan do not qualify as securities under Spanish regulations. By the grant of the Awards, no "offer of securities to the public", as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of Awards under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

The following language replaces Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement in its entirety:

“The Award and related benefits deriving from this Grant Agreement (i.e., Dividend Equivalent cash amounts) are provided to the Grantee in consideration of, and as an adequate economic compensation for, the Grantee’s execution and due compliance of the post-contractual (after employment termination) non-solicitation limitations that he/she undertakes pursuant to this Section of the Grant Agreement and/or in any existing non-competition agreement with the Company or any of its Affiliates.

During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (the “Restriction Period”), the Grantee will not, without prior written approval from the Committee: (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Grantee’s termination of employment with the Company and its Affiliates, a Restricted Person; or (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.

Furthermore, during the Grantee’s employment with the Company or its Affiliate, and for all periods thereafter, the Grantee will not breach his or her Employee Innovation and Proprietary Information Agreement or “EIPIA” or otherwise disclose the Company’s or Affiliate’s non-public information.

In consideration for the post-contractual non-solicitation undertakings assumed by the Grantee pursuant to this Section of the Grant Agreement and/or in any existing non-competition agreement with the Company or any of its affiliates, the Grantee will receive adequate compensation, which will consist of the economic gain that the Grantee will obtain from the Award (including any related cash amounts).

During the Restriction Period, the Grantee will commit himself/herself to notify the Company and its Affiliates, within a period of five business days after his/her commencement of a new activity (whether in his/her own name or on behalf of any other person, any other company or entity or in any of those cases specified in this Section), of the name of the company or companies that engage his/her services, whether under an employment contract or a services agreement, the activity of the company or companies, and the duties that the Grantee will carry out in such company or companies.

The Grantee agrees that in case he/she would breach the non-solicitation covenants, the Grantee shall be obliged to reimburse to the Company and its Affiliates, without limitation, the full amounts he/she would have obtained as post-contractual compensation (whether by means of the Award, any cash amounts and any additional cash lump-sum payment).

To the extent permitted under local law, the Company and its Affiliates will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. The Grantee also agrees to indemnify and hold the Company and its Affiliates harmless from any loss, claim or damages, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Grant Agreement, as well as repay any payments made hereunder (regardless of whether the Award is vested), except to the extent that such reimbursement is prohibited by law.

The Grantee agrees that (i) the Company and its Affiliates hold an effective and evident commercial and industrial interest in regulating the non-solicitation covenants; (ii) the compensation agreed is totally adequate and highly compensates the post-contractual limitations assumed by the Grantee; and (iii) since any breach by him or her of the foregoing obligations inevitably would cause substantial and irreparable damage to the Company and its Affiliates, that the agreed money damages are fair.”

The definition of “Cause” is revised in its entirety to read as follows:

“For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or

Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or its Affiliate; (c) commission of an act of dishonesty, fraud, willful malfeasance or willful misconduct, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, the Company’s code of conduct set forth in the Company’s integrity manual, The Spirit and Letter.”

Sweden
Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Switzerland
The grant is considered a private offering in Switzerland and is not subject to registration in Switzerland.
United Arab Emirates
The Awards and the shares underlying the Awards have not been reviewed by or registered with the Emirates Securities and Commodities Authority, the Dubai Financial Services Authority, the U.A.E. Central Bank or any other governmental authority in the United Arab Emirates, and have not been authorized or licensed for offering, marketing or sale in the United Arab Emirates. As such, the Awards and shares underlying them are not being offered or sold in the United Arab Emirates. This offering is being made in, and any related materials are subject to, the laws, regulations and rules of a jurisdiction outside the United Arab Emirates.
United Kingdom

This Addendum only applies to Awards that are not granted as tax-qualified awards pursuant to the UK Sub-Plan to the Plan.

It is a further condition of delivery of any shares pursuant to the exercise of Options or the vest of RSUs or PSUs that you will, if required to do so by the Company, enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom (“ITEPA”), the effect of which is that the shares will be treated as if they were not restricted securities and that sections 425 to 430 of ITEPA will not apply to those shares.

The following language replaces Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement in its entirety:

“During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (reduced by any period the Grantee spends on garden leave) (the “Restriction Period”), the Grantee will not, without prior written approval from the Committee: in the course of any business concern which is in competition with those parts of the Company's or any of its Affiliates' business with which the Grantee was involved to a material extent in the 12 months before termination of his or her employment ("Restricted Business") (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates who could materially damage the Company's or any of its Affiliates' interests if they were involved in any business concern which competes with any Restricted Business and with whom the Grantee dealt in the 12 months before termination of his or her employment (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any Restricted Person; or (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.

In addition, the Grantee agrees that during the Restriction Period, the Grantee will not, without prior written approval from the Committee, whether directly or indirectly, perform activities or services in the Restricted Area for any Competitive Company which: (a) are similar in nature to the activities and services the Grantee performed for the Company or its Affiliate (or gained confidential information about, as described in the Employee Innovation and Proprietary Information Agreement or “EIPIA”) during the last two years of Grantee’s employment; and/or (b) will include Grantee working on products or services that are competitive with the products or services the Grantee worked on during the last two years of Grantee’s employment with the Company or its Affiliate. The term “Competitive Company” means any company or other third party that provides products or services that are competitive with the Company or its Affiliates. The term “Restricted Area” means for Grantees in the Executive Band, the area in which the Grantee is performing the majority of his or her duties for the Company, and for Grantees in the Executive Director and above Bands, the country in which the Grantee is based, in each case where the Company or its Affiliate has material business operations as of Grantee’s termination of employment and in which the Grantee has provided services, had a material presence or influence, or received confidential information about (as described in the EIPIA and any other confidentiality agreements signed by the Grantee) at any time during the last two years of the Grantee’s employment with the Company or its Affiliate. The Grantee understands and agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company or its Affiliate, the foregoing Restriction Period and Restricted Area are reasonable and appropriate to protect the Company’s legitimate business interests and goodwill.

Furthermore, during the Grantee’s employment with the Company or its Affiliate, and for all periods thereafter, the Grantee will not breach his or her EIPIA or otherwise disclose the Company’s or Affiliate’s non-public information.

The Grantee agrees that any breach by him or her of the foregoing obligations inevitably would cause substantial and irreparable damage to the Company and its Affiliates for which money damages may not be an adequate remedy. Accordingly, the Grantee agrees that the Company and its Affiliates will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. The Grantee also agrees to indemnify and hold the Company and its Affiliates harmless from any loss, claim or damages, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Grant Agreement, as well as repay any payments made hereunder (regardless of whether the Award is vested), except to the extent that such reimbursement is prohibited by law.

The Grantee agrees that the payment and benefits provided for in the Grant Agreement constitute fair and reasonable consideration for Grantee’s compliance with this section.”

Venezuela
You acknowledge that: (i) this offer is personal, private, exclusive and non-transferable; (ii) you have been selected to receive a grant only because you meet the eligibility requirements contained in the Plan; and (iii) this offer is not being communicated using any means of publicity.

Paragraph (ii) of Section 6 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Stock Option Grant Agreement, of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Restricted Stock Unit Grant Agreement, and of Section 7 (“Non-solicitation, Non-competition and Compliance with Agreements") of the Performance Stock Unit Grant Agreement does not apply.

Vietnam
Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted cashless method of exercise.
Further, if you are a Vietnamese national, you understand and agree that the RSUs or PSUs granted under the Plan are subject to the following restrictions:

(i)To facilitate compliance with applicable exchange control requirements, in the Company’s sole discretion, the shares issued upon vesting of the RSUs may be required to be sold, either on or about the vesting date, or within 90 calendar days following the termination of your active employment with GE HealthCare and its subsidiaries and Affiliates. Thus, by your acceptance of the RSUs or PSUs and the shares issued upon vesting of the RSUs, you agree to the sale of any such shares as set forth in the preceding sentence and you authorize UBS Financial Services (or any successor broker designated by GE HealthCare) to complete any such required sale.

(ii)If, in the Company’s discretion, shares issued upon vesting of the RSUs or PSUs are not sold on or about the vesting date, you understand and agree that you must maintain the shares in your UBS Financial Services account until the shares are sold through UBS Financial Services.

(iii)Finally, under local law, you are required to repatriate to Vietnam the cash proceeds you receive from cashless Option exercises and the sale of shares acquired through RSU or PSU vesting. In the Company’s discretion, such repatriation of proceeds may occur through an account established by the Company, or a subsidiary or Affiliate of the Company. By accepting Awards under the Plan and any shares issued pursuant to such Awards, you consent and agree that your cash proceeds under the Plan may be transferred to such account prior to being delivered to you.

U.S. Estate Tax

Please note that shares and Options or other Awards to acquire shares of GE HealthCare stock that you own may be subject to U.S. estate tax upon your death. Some countries have estate tax treaties which may impact these requirements. You and/or your beneficiary should consult a tax advisor to determine how these rules apply to your situation.

Appendix A
Addendum to the GE HealthCare Technologies Inc. 2023 Long-Term Incentive Plan For Stock Option Awards and Restricted Stock Unit Awards for the Employees in the European Economic Area and the United Kingdom

Introduction

We are pleased to offer you the opportunity to participate in the GE HealthCare Technologies Inc. 2023 Long-Term Incentive Plan (the “Plan”). Under the Plan, you may be granted stock options (“Options”), restricted stock units (“RSUs”), and/or performance stock units (“PSUs”) that will enable you to acquire shares of GE HealthCare Technologies Inc. (“GE HealthCare”) common stock.

Reasons for the Offer

The purpose of the Plan is attract, retain and motivate employees, officers and non-employee directors. Stock and performance-based compensation provided under this Plan is design to align such individuals’ interests and efforts with those of the Company’s shareholders.

Details of the Offer

Options

Any Options granted to you under the Plan give you the right, but not the obligation, to purchase shares of GE HealthCare Common Stock at a fixed exercise price. The exercise price will be at least equal to the fair market value of a share of GE HealthCare Common Stock on the date that the Options are granted and will be stated in the GE HealthCare Stock Option Grant Agreement. The Options may be exercised once the vesting period is satisfied. The Options will vest pursuant to the schedule set forth in the GE HealthCare Stock Option Grant Agreement. If your employment with GE HealthCare or one of its Affiliates terminates prior to the vesting of the Options, depending on the reason for your employment termination, the vesting of your Options may be accelerated or your Options may be cancelled as of your termination date, as set forth in your GE HealthCare Stock Option Grant Agreement. Your GE HealthCare Stock Option Grant Agreement shall set out the detailed terms of the Options.

The number of shares subject to your Option will be set out in your GE HealthCare Stock Option Grant Agreement.

Options are granted at the discretion of the Talent, Culture and Compensation Committee of the Board of Directors of GE HealthCare.

There is no minimum number of Options that must be granted at one time. Options over shares of GE HealthCare Common Stock will not be granted in excess of the available share limitations set forth in Section V of the Plan. You may sell or transfer any shares of GE HealthCare Common Stock that you acquire through the exercise of your Options at any time.

RSUs

Any RSUs granted to you under the Plan represent GE HealthCare’s unsecured promise to issue one share of GE HealthCare Common Stock to you provided that you have been continuously employed by GE HealthCare or one of its Affiliates until the Vesting Date stated in the GE HealthCare Restricted Stock Unit Grant Agreement. Upon vesting of the RSUs, shares of GE HealthCare Common Stock will be issued to you free of all restrictions. You will not be required to pay any consideration to receive the shares. If your employment with GE HealthCare or one of its Affiliates terminates prior to the vesting of the RSUs, depending on the reason for your employment termination, the vesting of your RSUs may be accelerated or your RSUs may be cancelled as of your termination date, as set forth in your GE HealthCare Restricted Stock Unit Grant Agreement.

Further, during the RSU vesting period, you may be eligible to earn cash payments equal to any dividends paid to shareholders – these payments are referred to as “Dividend Equivalents.” Each Dividend Equivalent payment that you receive will be equal to the number of RSUs you hold times the per share quarterly dividend payments made to shareholders of GE HealthCare’s Common Stock. Such Dividend Equivalent payments will be accumulated during the vesting period and distributed to you by GE HealthCare when the related RSUs vest and the underlying shares are issued in accordance with the schedule and terms set forth in your GE HealthCare Restricted Stock Unit Grant Agreement.

Your GE HealthCare Restricted Stock Unit Grant Agreement will set out the detailed terms of the RSUs.

Any unpaid Dividend Equivalents attributable to RSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the RSUs.

The number of RSUs granted to you will be set out in your GE HealthCare RSU Grant Agreement.

RSUs are granted at the discretion of the Talent, Culture and Compensation Committee of the Board of Directors of GE HealthCare.

There is no minimum number of RSUs that must be granted at one time. RSUs over shares of GE HealthCare Common Stock will not be granted in excess of the available share limitations set forth in Section V of the Plan.

PSUs

Any PSUs granted to you under the Plan represent GE HealthCare’s unsecured promise to issue one share of GE HealthCare Common Stock to you provided that you have been continuously employed by GE HealthCare or one of its Affiliates until the Vesting Date stated in the GE HealthCare Performance Stock Unit Grant Agreement and the stated performance metric has been achieved. Upon vesting of the PSUs, shares of GE HealthCare Common Stock will be issued to you free of all restrictions. You will not be required to pay any consideration to receive the shares. If your employment with GE HealthCare or one of its Affiliates terminates prior to the vesting of the PSUs, depending on the reason for your employment termination, your PSUs may be cancelled and forfeited as of your termination date, as set forth in your GE HealthCare Performance Stock Unit Grant Agreement.

Further, during the PSU vesting period, you may be eligible to earn cash payments equal to any dividends paid to shareholders – these payments are referred to as “Dividend Equivalents.” Each Dividend Equivalent payment that you receive will be equal to the number of PSUs you hold times the per share quarterly dividend payments made to shareholders of GE HealthCare’s Common Stock. Such Dividend Equivalent payments will be accumulated during the vesting period and distributed to you by GE HealthCare when the related PSUs vest and the underlying shares are issued in accordance with the schedule and terms set forth in your GE HealthCare Performance Stock Unit Grant Agreement.

Your GE HealthCare Performance Stock Unit Grant Agreement will set out the detailed terms of the PSUs.

Any unpaid Dividend Equivalents attributable to PSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the PSUs.

The number of PSUs granted to you will be set out in your GE HealthCare Performance Stock Unit Grant Agreement.

PSUs are granted at the discretion of the Talent, Culture and Compensation Committee of the Board of Directors of GE HealthCare.

There is no minimum number of PSUs that must be granted at one time. PSUs over shares of GE HealthCare Common Stock will not be granted in excess of the available share limitations set forth in Section V of the Plan.

The Plan may be terminated at any time and for any reason. The Plan will continue until the 10th anniversary of the Plan’s Effective Date, unless otherwise terminated, or, if earlier, when all shares reserved for issuance under the Plan have been issued.

Who can take part?

Any Eligible person, including any officer or non-employee director, of GE HealthCare or an Affiliate of GE HealthCare is eligible to participate in the Plan.

Nature of the Securities Offered

GE HealthCare is authorized to issue 40,853,352 shares under the Plan (subject to anti-dilution adjustments which may increase or decrease the number of shares subject to issuance, as detailed in the Plan) plus any shares that become available for issuance under the Plan pursuant to Section V(c). The shares are traded on the Nasdaq National Association of Securities Dealers Automatic Quotation System (“Nasdaq”).

Rights Attached to the shares

The shares you acquire under the Plan are shares of common stock in GE HealthCare, which will allow you to participate in:

Dividends – When GE HealthCare announces its financial results, it may decide to give a portion of its profits back to shareholders in the form of dividends.
Voting – As a shareholder, you will be entitled to vote at GE HealthCare’s general meetings where each of your shares will count as one vote.
Information Reporting – As a shareholder, you will have the right to receive certain information from GE HealthCare such as the GE HealthCare’s annual report to shareholders.
Exemption from the Prospectus Regulation

This document and the employee materials do not constitute a prospectus. The offer under the Plan is made in reliance on the employee share scheme exemption (Article 1(4)(i) from prospectus requirements set out in Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 and in the said Regulation as transposed into UK law (the “Prospectus Regulation”). Accordingly, no prospectus or other document has been prepared and filed in relation to the Plan in your country.

Information on the Issuer

The issuer of the common stock that is offered under the Plan is GE HealthCare Technologies Inc., whose common stock is traded on Nasdaq under the ticker symbol “GEHC.” The Company’s current address is 500 W. Monroe Street, Chicago, Illinois, 60661 U.S.A. Additional information on the issuer can be found on its website at www.gehealthcare.com. The GE HealthCare website also includes a page where information can be obtained on the stock price of GE HealthCare.

Details of the filings made by the GE HealthCare Technologies Inc. with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website (www.sec.gov) on the Company’s investor relations website (https://investor.gehealthcare.com/financial-information/sec-filings). You can also request copies of the filings from:

GE HealthCare Technologies Inc. Executive Compensation Administration
GEHC.Equity@ge.com

Information on the Plan

Requests for information about the Plan should be sent to:

GE HealthCare Technologies Inc. Executive Compensation Administration
GEHC.Equity@ge.com

Validity Date

This information document is valid for a period of 12 months, i.e., until January 4, 2024.

Issuer Statement

Acting on behalf of the Company, to the best of my knowledge, the information contained in this document is in accordance with the facts, contains no omission likely to affect its import, and is, in particular, true, reliable and complete.

__________________________
Mark Russert
Head of Global Total Rewards

Appendix B
GDPR Notice for Participants in the EU and UK

RE: GE HealthCare Technologies Inc. 2023 Long-Term Incentive Plan (the “Plan”)

Dear Participant:
The EU General Data Protection Regulation (also known as the “EU GDPR”) came into force on May 25, 2018. The UK implementation of the EU GDPR (“UK GDPR”) applies following the UK’s withdrawal from the European Union (the UK GDPR, collectively with the EU GDPR, the “GDPR”). For the purposes of the GDPR, GE HealthCare Technologies Inc. (the “Company”) wants to make UK- and EU-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including the Global Addendum, issued to you under the Plan (the “Grant Agreements”). Should there be any inconsistency between the terms of this Notice and the Grant Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Legitimate Interests: The Company holds the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan.

International Transfers of Data: As the Company is based in the United States and the Grant Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Grant Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.

Retention Period: Records relating to the Plan are kept indefinitely, as they are part of the statutory records of the Company.

Other Recipients: To fulfil its obligations under the Grant Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents, including UBS Financial Services. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Grant Agreements.

Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: If you have any questions concerning this Notice, you should contact GE HealthCare Technologies Inc. Executive Compensation Administration by sending an email to GEHC.Equity@ge.com.